AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                ENGLE HOMES, INC.

          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  FLORIDA                                    59-2214791
      -------------------------------                  ----------------------
      (STATE OR OTHER JURISDICTION OF                       (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                              123 N.W. 13TH STREET
                                    SUITE 300
                            BOCA RATON, FLORIDA 33432

          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  ENGLE HOMES, INC. 1997 PERFORMANCE BONUS PLAN

 -------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLANS)

                               -------------------

                                  DAVID SHAPIRO
                            VICE PRESIDENT - FINANCE
                                ENGLE HOMES, INC.
                              123 N.W. 13TH STREET
                            BOCA RATON, FLORIDA 33432

               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (561) 391-4012

               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             Prasan A. Pandite, Esq.
                          Greenberg, Traurig, Hoffman,
                          Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131

                               -------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                         PROPOSED MAXIMUM              PROPOSED
           TITLE OF SECURITIES          AMOUNT TO BE      OFFERING PRICE          MAXIMUM AGGREGATE            AMOUNT OF
            TO BE REGISTERED             REGISTERED        PER SHARE (1)          OFFERING PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,                         25,000 SHARES       $13.94                  $348,500                   $69.70
  $.01 PAR VALUE.....................
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) on the basis of the average of the high and low sale price of the Common Stock on October 28, 1997 with respect to 25,000 shares of Common Stock being registered under the Plan.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, as amended;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 30, 1993; and

         (c) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 (File No. 33-43305) filed under the Securities Act of 1933, including any amendments to such descriptions in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         Pursuant to the Registration Rights Agreement filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-43305), Alec Engelstein, Harry Engelstein and Sheila Engelstein have agreed to indemnify the directors, officers and controlling persons of the Registrant against certain civil liabilities that may be incurred in connection with certain future registrations of the Registrant's Common Stock, including certain liabilities under the Securities Act of 1933.

         Pursuant to the Registration Rights Agreement filed as Exhibit 4.7 to the Registrant's Registration Statement on Form S-1 (File No. 33-58678), the purchasers of the Registrant's 7% Convertible Subordinated Notes due 2003 have agreed to indemnify the directors, officers and controlling persons of the Registrant against certain civil liabilities that may be incurred in connection with certain current or future registrations relating to such Notes and the Registrant's Common Stock, including certain liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-5 below.

ITEM 9.  UNDERTAKINGS

         (a)       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on October 31, 1997.

                                    ENGLE HOMES, INC.

                                    By:/S/ ALEC ENGELSTEIN
                                       -----------------------------------------
                                        Alec Engelstein
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alec Engelstein and David Shapiro his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                        TITLE                                       DATE
/S/ ALEC ENGELSTEIN                                 Chairman of the Board, President                  October 31, 1997
---------------------------------------               and Chief Executive Officer
            Alec Engelstein                           (Principal Executive Officer)

/S/ DAVID SHAPIRO                                   Vice President-Finance and                        October 31, 1997
-------------------                                   Chief Financial Officer
             David Shapiro                            (Principal Financial Officer
                                                      and Principal Accounting Officer)

/S/ HARRY ENGELSTEIN                                Executive Vice President, Chief                   October 31, 1997
---------------------------------------               Construction Officer and Director
           Harry Engelstein

/S/ JOHN A. KRAYNICK                                Senior Vice President and Director                October 31, 1997
---------------------------------------
           John A. Kraynick

/S/ HENRY H. FISHKIND                               Director                                          October 31, 1997
---------------------------------------
           Henry H. Fishkind

/S/ RONALD J. KORN                                  Director                                          October 31, 1997
-------------------
            Ronald J. Korn


                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                                         DESCRIPTION
       ------                                         ------------
        4.1                Registrant's Amended and Restated Articles of Incorporation(1)

        4.2                Registrant's Amended and Restated Bylaws(2)

        5.1                Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.

       10.1                Engle Homes, Inc. 1997 Bonus Performance Plan

       23.1                Consent of BDO Seidman, LLP

       23.2                Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel,  P.A.
                           (contained in its opinion filed as Exhibit 5.1 hereto)

       24.1                Power of Attorney is included in the Signatures section of this
                           Registration Statement

----------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 33-58678).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 (File No. 33-43305).